EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use, in this Post Effective Amendment No. 4 to Form S-1 Registration Statement (No. 333-164968) of Red Mountain Resources, Inc. (fka Teaching Time, Inc.), of our report dated May 20, 2011 relating to the financial statements of Black Rock Capital, LLC, and the reference to our firm under the caption "Experts" in the Prospectus.

July 5, 2011

/s/ L J Soldinger Associates, LLC
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L J Soldinger Associates, LLC
Deer Park, Illinois